SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event) May 22, 2012; (May 9, 2012)

GUIDED THERAPEUTICS, INC.

 (Exact Name of Registrant as Specified in Its Charter)

Delaware	0-22179	58-2029543
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

5835 Peachtree Corners East, Suite D Norcross, Georgia (Address of Principal Executive Offices)	30092 (Zip Code)

Registrant's Telephone Number, Including Area Code:     (770) 242-8723

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2.02  Results of Operations and Financial Condition

On May 14, 2012, the registrant publicly released its financial results for the first quarter ended March 31, 2012, as more fully described in the press release, a copy of which is furnished as Exhibit 99.1 hereto and which information is incorporated herein by reference.

Section 7.01   (Regulation FD Disclosure)

On May 15, 2012, the registrant conducted a conference call discussing its financial results for the first quarter ended March 31, 2012 and other matters concerning the operation of the company, as more fully described in the prepared transcript of the call, a copy of which is furnished as Exhibit 99.2 hereto and which information is incorporated herein by reference.

On May 9, 2012, the registrant publicly issued a press release announcing that the company had submitted a response to the U.S. Food and Drug Administration regarding the LuViva® Advanced Cervical Scan premarket approval application and provided additional safety testing information in support of the CE mark application of the product, as more fully described in the press release, a copy of which is furnished as Exhibit 99.3 hereto and which information is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit
99.1	Press Release dated May 14, 2012
99.2	Transcript of conference call May 15, 2012
99.3	Press Release dated May 9, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUIDED THERAPEUTICS, INC.

	By:	/s/ Mark L. Faupel, Ph.D.
Mark L. Faupel, Ph.D.
CEO & President
Date: May 22, 2012

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